Exhibit 23.5

TBPELS REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849

633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

Consent of Independent Petroleum Engineers

We have issued our report, dated January 31, 2023, on proved reserves, future production, and income attributable to certain leasehold and royalty interests of Civitas Resources, Inc. as of December 31, 2022. As independent oil and gas consultants, we hereby consent to the inclusion of our report and the information contained therein included in or made part of this Registration Statement on Form S-3 and the related Prospectus of Civitas Resources, Inc. for the registration of common stock. We also consent to the reference to us under the heading “Experts” in this Registration Statement on Form S-3 and the related Prospectus of Civitas Resources, Inc.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, Colorado

October 10, 2023

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002	TEL (713) 651-9191